UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 21, 2008

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 21, 2008, Neiman Marcus, Inc. (the "Company") and The Neiman Marcus Group, Inc., a wholly owned subsidiary of the Company ("NMG"), entered into an amendment to the Credit Card Program Agreement (the "Program Agreement"), dated as of June 8, 2005, by and among NMG, Bergdorf Goodman, Inc., (a wholly owned subsidiary of NMG), HSBC Bank Nevada, N.A. and HSBC Private Label Corporation (formerly known as Household Corporation) (collectively referred to as "HSBC"). The amendment was entered into subsequent to the filing of a lawsuit by the Company against HSBC alleging a breach of the Program Agreement, as well as other claims, including application for the granting of a temporary restraining order and other injunctive relief. The amendment, among other things, provides for (x) the allocation between HSBC and NMG of additional income, if any, to be generated from the credit card program as a result of certain changes made to the Program Agreement, (y) the allocation of certain credit card losses between HSBC and NMG, and (z) the dismissal of the lawsuit and temporary restraining order without prejudice. The Company's management does not expect that the amendment will have a material impact on the level of the Company's future income under the Program Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: April 25, 2008	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President